                                                                    Exhibit 3.63

             CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
                                       OF
                    HANCOCK PARK SENIOR ASSISTED LIVING, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)
                                       TO
                    HANCOCK PARK SENIOR ASSISTED LIVING, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

         This Certificate of Conversion to Limited Liability Company, dated as of July 19, 2004, is being duly executed and filed by Roland Rapp, as an authorized person, to convert Hancock Park Senior Assisted Living, LLC, a California limited liability company, to Hancock Park Senior Assisted Living, LLC, a Delaware limited liability company, under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

         1. Hancock Park Senior Assisted Living, LLC was first formed on July 19, 2004. The jurisdiction of Hancock Park Senior Assisted Living, LLC at the time it was first formed was California.

         2. Hancock Park Senior Assisted Living, LLC's name immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was Hancock Park Senior Assisted Living, LLC.

         3. The name of Hancock Park Senior Assisted Living, LLC as set forth in its certificate of formation is Hancock Park Senior Assisted Living, LLC.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first written above.

                                   /s/ Roland Rapp
                                   --------------------------------------------
                                   Roland Rapp
                                   Authorized Person


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                            CERTIFICATE OF FORMATION

                                       OF

                    HANCOCK PARK SENIOR ASSISTED LIVING, LLC

         This Certificate of Formation of Hancock Park Senior Assisted Living, LLC, dated as of July 19, 2004, is being duly executed and filed by Roland Rapp, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

         FIRST. The name of the limited liability company formed hereby is Hancock Park Senior Assisted Living, LLC.

         SECOND. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                              /s/
                                   --------------------------------------------
                                   Roland Rapp
                                   Authorized Person